EXHIBIT 10.6

FIRST AMENDMENT TO AMENDED AND RESTATED MANAGEMENT
AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Amendment”) is made and entered into as of December 21, 2006 by and between: (i) IHG MANAGEMENT (MARYLAND) LLC, a Maryland limited liability company (“IHG Maryland”), and INTERCONTINENTAL HOTELS GROUP (CANADA), INC., a corporation under the laws of Ontario, Canada (“IHG Canada”, and together with IHG Maryland, collectively, “Manager”), and (ii) HPT TRS IHG-2, INC., a Maryland corporation (“Owner”).

WHEREAS, Manager and Owner entered into that certain Amended and Restated Management Agreement, dated as of January 6, 2006 (the “Management Agreement”); and

WHEREAS, Manager and owner wish to amend the Management Agreement to modify the definition of Base Priority Amount;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, Owner and Manager, intending to be legally bound, hereby agree as follows:

1.             Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Management Agreement.

2.             Section 1.30 of the Management Agreement is deleted in its entirety and replaced with the. following:

1.30 “Base Priority Amount” shall initially mean the following annual amounts with respect to the corresponding periods:

Period	Annual Amount
February 16, 2005 — May 31, 2005	$26,018,731.00

June 1, 2005 — December 31, 2005	$28,900,000.00

January 1, 2006 — January 5, 2006	$30,706,250.00

January 6, 2006 — December 31, 2006	$35,506,250.00

Thereafter	$35,806,250.00

Provided that Purchaser performs its obligations under Section 3.2(b) of the Purchase Agreement, the Base Priority Amount shall be increased by $850,000 per annum on January 1, 2006 and by $1,275,000 per annum on January 1, 2008. Provided that Owner performs its obligations under Section 5.2(h1 of this Agreement, the Base Priority Amount shall be increased by $85,000 per annum on January 1, 2007 and by $110,500 per annum on January 1, 2008.

3.             Exhibit C of the Management Agreement is deleted in its entirety and replaced with Exhibit C attached hereto and incorporated herein.

4.             All references in the Management Agreement to the Management Agreement shall be deemed to be references thereto as amended hereby.

5.             As modified hereby, the Management Agreement is in full force and effect and is hereby ratified and confirmed.

6.             This Amendment may be executed in one or more counterparts, all of which counterparts shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the day and year first above written.

MANAGER:

IHG MANAGEMENT (MARYLAND) LLC

By:	/s/ Robert J. Chitty
Name: Robert J. Chitty
Title: Vice President

INTERCONTINENTAL HOTELS GROUP (CANADA), INC.

By:	/s/ Robert J. Chitty
Name: Robert J. Chitty
Title: Vice President

OWNER:

HPT TRS IHG-2, INC.

By:	/s/ John G. Murray
Name: John G. Murray
Title: Vice President

EXHIBIT C

Allocation of Owner’s Fixed Priority

[The exhibit to this amendment has been omitted and will be supplementally furnished by the Securities and Exchange Commission upon request]